UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 17, 2016, the Company issued a press release announcing that certain holders (each, a “Holder”) of the Company’s Series A Warrants (the “Series A Warrants”) have entered into standstill agreements with the Company (each, a “Standstill Agreement”), pursuant to which, among other things, each Holder agreed not to exercise their Series A Warrants pursuant to the “cashless exercise” provisions of the Series A Warrants prior to April 15, 2016, in whole or in part, which period may be extended in certain circumstances. These circumstances include the Company being delayed beyond April 15, 2016 in meeting the requirements for listing or quotation on the OTCQX or the OTCQB. The Standstill Agreements may be amended by Holders owning a majority of the issued and outstanding Series A Warrants executing the Standstill Agreements. The Company is seeking to obtain Standstill Agreements from all of the holders of Series A Warrants.

In addition, the Company has announced that it no longer meets the “Equity Conditions” required to issue Company common stock to fulfill a cashless exercise pursuant to Section 1(d) of its Series A Warrants. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 17, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 17, 2016